UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2010

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 22, 2010, Timothy K. Pistell, principal financial officer of Parker-Hannifin Corporation (the “Company”), notified the Company that he intends to retire. Mr. Pistell served as Executive Vice President – Finance & Administration and Chief Financial Officer of the Company at the time he notified the Company of his retirement. Mr. Pistell has agreed to remain with the Company until March 31, 2011 to assist with his successor’s transition. Effective November 29, 2010, the Board of Directors of the Company elected Mr. Pistell to serve, during such transition period, as an executive officer of the Company with the title Executive Vice President.

(c) Effective November 29, 2010, the Board of Directors of the Company elected Jon A. Marten, 54, as Executive Vice President – Finance & Administration and Chief Financial Officer of the Company to succeed Mr. Pistell as the principal financial officer of the Company and to serve for a term of 11 months or until his respective successor is elected, except in the case of death, resignation or removal. Mr. Marten became an officer of the Company in August 2008 when he was elected Vice President and Controller. Mr. Marten will continue as Controller and principal accounting officer of the Company until his successor is elected. Mr. Marten was also an Assistant Controller of the Company from July 2007 to August 2008 and Vice President and Controller of the Aerospace Group from October 2004 to July 2007. Mr. Marten is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: November 29, 2010